Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

              We consent to the use of this Registration Statement on Form S-11 of our report dated May 22, 2009 relating to the balance sheet of PennyMac Mortgage Investment Trust, appearing in the Prospectus, which is part of this Registration Statement.

              We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Los Angeles, California
May 22, 2009